UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 4, 2010
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, NM  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes in Registrant’s Certifying Accountant.

(a) Previous independent registered public accounting firm.

On March 4, 2010, EMCORE Corporation (the “Registrant”) dismissed Deloitte & Touche LLP (“Deloitte”) as its independent registered public accounting firm.  The decision to dismiss the Registrant’s independent registered public accounting firm was approved by the Audit Committee of the Board of Directors of the Registrant.

Deloitte’s report on the Registrant’s financial statements for the fiscal year ended September 30, 2009 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or any accounting principles.  Deloitte’s report on the Registrant’s financial statements for the fiscal year ended September 30, 2008 expressed an unqualified opinion and included an explanatory paragraph relating to the Registrant’s ability to continue as a going concern.

During the Registrant’s fiscal years ended September 30, 2009 and 2008 and through March 4, 2010, there have been no disagreements with Deloitte on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures; which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to such disagreements in their reports on the Registrant’s financial statements for such years.  In addition, during the same period, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has provided Deloitte with a copy of the foregoing disclosures and requested that Deloitte furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from Deloitte, dated March 8, 2010, is filed as Exhibit 16.1 to this Form 8-K.

(b) New independent registered public accounting firm.

The Registrant has engaged KPMG LLP (“KPMG”) as its new independent registered public accounting firm as of March 5, 2010.  During the Registrant’s fiscal years ended September 30, 2009 and 2008 and through March 4, 2010, the Registrant did not consult with KPMG regarding any of the matters described in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated March 8, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: March 9, 2010	By: /s/ John M. Markovich Name: John M. Markovich Title: Chief Financial Officer